UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015 (September 14, 2015)

SYNACOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York	14202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 16, 2015, Synacor, Inc. (“Synacor”) filed a Current Report on Form 8-K (the “Original Report”) to report that Synacor had completed the acquisition from Zimbra, Inc. (“Zimbra”) of assets related to Zimbra’s email collaboration products and services business pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Synacor, Sync Holdings, LLC, a wholly-owned subsidiary of Synacor, and Zimbra. Following the Closing, Zimbra changed its name to TZ Holdings, Inc.

This Amendment No. 1 to the Original Report amends and supplements Item 9.01 of the Original Report to provide the financial statements and pro forma financial information required under Items 9.01(a) and 9.01(b) of Form 8-K, which were excluded from the Original Report in reliance on the instructions to such items.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The consolidated audited financial statements of Zimbra, Inc., comprised of the consolidated balance sheets as of July 31, 2015 and 2014, the related statements of operations, stockholders’ equity and cash flows for the years ended July 31, 2015 and 2014, and the related notes to the consolidated financial statements, are attached hereto as Exhibit 99.1.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 and the related notes to the unaudited pro forma condensed combined financial information are attached hereto as Exhibit 99.2.

(d)	Exhibits:

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP, independent certified public accounting firm for Zimbra, Inc.

99.1	Consolidated audited financial statements of Zimbra, Inc. as of July 31, 2015 and 2014 and for the years ended July 31, 2015 and 2014.

99.2	Unaudited pro forma condensed combined financial information for the nine months ended September 30, 2015 and the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNACOR, INC. (Registrant)

DATE: November 25, 2015	By:	/s/ William J. Stuart
	Name:	William J. Stuart
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP, independent certified public accounting firm for Zimbra, Inc.

99.1	Consolidated audited financial statements of Zimbra, Inc. as of July 31, 2015 and 2014 and for the years ended July 31, 2015 and 2014.

99.2	Unaudited pro forma condensed combined financial information for the nine months ended September 30, 2015 and the year ended December 31, 2014.